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                                                                    EXHIBIT 23.2

                       Consent of Independent Accountants



The Board of Directors of
Borel Bank & Trust Company

       We consent to the incorporation by reference in the registration statement on Form S-3 of Boston Private Financial Holdings, Inc. of our report dated February 26, 2001 relating to the consolidated balance sheets of Borel Bank & Trust Company as of December 31, 2000 and 1999, and the consolidated related statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Form S-4 of Boston Private Financial Holdings, Inc. dated August 16, 2001, and to the reference to our firm under the heading "Experts" in the Prospectus.

                                         /s/ KPMG LLP
                                         ------------------------------


                                         KPMG LLP



San Francisco, California

November 2, 2001